SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             May 10, 2016

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St. NW, North Canton, Ohio 44720-5450

(Address of Principal Executive Offices)     (Zip Code)

(234) 262-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Shareholders held on May 10, 2016, the shareholders of The Timken Company (the “Company”):

(1) elected the eleven Directors set forth below to serve for a term of one year expiring at the annual meeting in 2017 (or until their respective successors are elected and qualified);

NOMINEES	FOR	WITHHOLD	BROKER NON- VOTES

Maria A. Crowe	68,893,204	709,827	4,907,015
Richard G. Kyle	68,296,926	1,306,105	4,907,015
John A. Luke, Jr.	67,674,886	1,928,145	4,907,015
Christopher L. Mapes	68,915,822	687,209	4,907,015
James F. Palmer	68,959,099	643,932	4,907,015
Ajita G. Rajendra	67,495,685	2,107,346	4,907,015
Joseph W. Ralston	68,225,231	1,377,800	4,907,015
Frank C. Sullivan	67,873,456	1,729,575	4,907,015
John M. Timken, Jr.	68,246,923	1,356,108	4,907,015
Ward J. Timken, Jr.	68,131,700	1,471,331	4,907,015
Jacqueline F. Woods	67,609,248	1,993,783	4,907,015

(2) ratified the appointment of Ernst & Young LLP as its independent auditor for the fiscal year ending December 31, 2016;

FOR	AGAINST	ABSTAIN
72,383,879	1,734,423	391,744

(3) approved, on an advisory basis, the resolution set forth below regarding named executive officer compensation;

RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the compensation tables and any related material disclosed in the 2016 Proxy Statement, is hereby APPROVED.

FOR	AGAINST	ABSTAIN	BROKER NON-
			VOTES
66,744,042	2,535,366	323,623	4,907,015

(4) approved an amendment to the Company’s Amended Regulations to reduce the percentage of outstanding common shares required to call a special meeting of shareholders; and

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

68,726,732	734,247	142,052	4,907,015

(5) approved amendments to the Company’s Amended Regulations to provide shareholder “proxy access”.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
68,892,424	422,051	288,556	4,907,015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

Date: May 10, 2016	By:	/s/ William R. Burkhart
William R. Burkhart Executive Vice President, General Counsel and Secretary

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